Eventbrite Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Fourth quarter net revenue of $87.8 million grew 23% year-over-year and fiscal year 2023 net revenue grew 25% to $326.1 million
Marketplace revenue from non-ticketing sources exceeded 10% of net revenue in the fourth quarter
Gross ticket sales of $3.6 billion and total ticket volume of 302 million in fiscal year 2023
2/27/24
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite, Inc. (NYSE: EB), a global events marketplace, reported its financial results for the fourth quarter and full year ended December 31, 2023. The Fourth Quarter 2023 Shareholder Letter can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“We delivered record fourth quarter revenue and strong double-digit revenue growth for 2023, built on our marketplace strategy,” said Julia Hartz, Co-Founder and Chief Executive Officer. “In 2023, we powered over 300 million free and paid tickets, helping people around the world enjoy more in-person, live experiences. Looking ahead, we have confidence that our strategic roadmap will spur this marketplace flywheel, helping creators grow their audiences and bringing more consumers to the events they love.”

Fourth Quarter 2023 Highlights
•Net revenue of $87.8 million, up 23% year over year. Marketplace-related revenue from organizer fees and Eventbrite Ads grew to over 10% of net revenue.
•Total free and paid ticket volume of 70.6 million tickets across 1.4 million events.
•Gross margin of 70.1% vs 66.1% a year ago.
•Net loss of ($0.9) million compared to net income of $4.0 million in the same period last year.
•Adjusted EBITDA of $8.8 million, which includes $1.1 million of restructuring and other charges, and Adjusted EBITDA margin of 10%.1
Fiscal Year 2023 Highlights
•Net revenue of $326.1 million, up 25% year over year.
•Total free and paid ticket volume of 302 million tickets across 5.2 million events.
•Gross margin of 68.4% vs 65.2% a year ago.
•Net loss of ($26.5) million compared to ($55.4) million in the same period last year.
•Adjusted EBITDA of $28.7 million, which includes $10.1 million of restructuring and other charges, and Adjusted EBITDA margin of 9%.1

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Summary consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Gross ticket sales	$871,510	$868,445	0%	$3,560,304	$3,274,358	9%
Net revenue	$87,764	$71,539	23%	$326,134	$260,927	25%
Gross profit	$61,499	$47,258	30%	$223,004	$170,181	31%
Gross profit margin	70%	66%		68%	65%
Net income (loss)	$(937)	$4,013	(123)%	$(26,479)	$(55,384)	(52)%
Net income (loss) margin	(1)%	6%		(8)%	(21)%
Adjusted EBITDA (non-GAAP)	$8,797	$11,071	(21)%	$28,655	$22,323	28%
Adjusted EBITDA margin (non-GAAP)	10%	15%		9%	9%

Operating Highlights
Key operating metrics (in thousands, except average ticket value and percentages, unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Total tickets	70,570	76,782	(8)%	301,863	283,596	6%
Paid tickets	24,103	25,110	(4)%	93,443	87,056	7%
Total events	1,446	1,474	(2)%	5,159	5,029	3%
Paid events	546	536	2%	1,819	1,716	6%
Total creators	380	389	(2)%	850	798	7%
Paid creators	183	177	3%	396	367	8%
Average ticket value (ATV)	$36.16	$34.59	5%	$38.10	$37.61	1%
Total ticket buyers	29,319	32,199	(9)%	92,860	89,973	3%

Outlook
The company expects first quarter 2024 net revenue will be within a range of $84 to $87 million and full year 2024 net revenue will be within a range of $359 million to $372 million. The company expects Adjusted EBITDA margin to be in the low- to mid-teens for the full year 2024, excluding the impact of restructuring costs, reserve adjustments, and other items.

The company has not provided an outlook for GAAP net income (loss) or GAAP net income (loss) margin or reconciliations of expected Adjusted EBITDA to GAAP net income (loss) or expected Adjusted EBITDA margin to GAAP net income (loss) margin, because GAAP net income (loss) and GAAP net income (loss) margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as share-based compensation expense, foreign exchange loss, and other non-recurring expenses.

Earnings Webcast Information
Event: Eventbrite Fourth Quarter and Fiscal Year 2023 Earnings Conference Call
Date: Tuesday, February 27, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.
About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event goers in nearly 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million total events in 2023, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com.
Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s business model and investments to support growth, including the impact on results; the Company’s expectations regarding the development of its platform and products; the Company’s long-term growth strategy, creator growth, pursuit of profitability, and value creation; the Company’s expectations with respect to its operating model; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.
Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$489,200	$539,299
Funds receivable	48,773	43,525
Short-term investments, at amortized cost	153,746	84,224
Accounts receivable, net	2,814	2,266
Creator signing fees, net	634	645
Creator advances, net	2,804	721
Prepaid expenses and other current assets	13,880	12,479
Total current assets	711,851	683,159
Restricted cash	—	875
Creator signing fees, noncurrent	1,303	1,103
Property and equipment, net	9,384	6,348
Operating lease right-of-use assets	177	5,179
Goodwill	174,388	174,388
Acquired intangible assets, net	13,314	21,907
Other assets	2,913	2,420
Total assets	$913,330	$895,379
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$303,436	$309,313
Accounts payable, trade	1,821	1,032
Chargebacks and refunds reserve	8,088	13,136
Accrued compensation and benefits	17,522	11,635
Accrued taxes	8,796	12,515
Operating lease liabilities	1,523	2,810
Other accrued liabilities	16,425	10,538
Total current liabilities	357,611	360,979
Accrued taxes, noncurrent	4,526	8,820
Operating lease liabilities, noncurrent	1,768	3,345
Long-term debt	357,668	355,580
Other liabilities	—	100
Total liabilities	721,573	728,824
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,007,190	955,509
Accumulated deficit	(815,434)	(788,955)
Total stockholders’ equity	191,757	166,555
Total liabilities and stockholders’ equity	$913,330	$895,379

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$87,764	$71,539	$326,134	$260,927
Cost of net revenue	26,265	24,281	103,130	90,746
Gross profit	61,499	47,258	223,004	170,181
Operating expenses:
Product development	25,203	23,038	98,294	86,346
Sales, marketing and support	20,772	7,426	74,574	49,292
General and administrative	24,588	22,377	91,269	81,285
Total operating expenses	70,563	52,841	264,137	216,923
Loss from operations	(9,064)	(5,583)	(41,133)	(46,742)
Interest income	7,547	4,025	27,495	6,432
Interest expense	(2,826)	(2,808)	(11,185)	(11,269)
Other income (expense), net	3,565	8,546	335	(3,679)
Loss before income taxes	(778)	4,180	(24,488)	(55,258)
Income tax provision	159	167	1,991	126
Net loss	$(937)	$4,013	$(26,479)	$(55,384)
Net loss per share, basic and diluted	$(0.01)	$0.04	$(0.26)	$(0.56)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	101,097	98,956	100,299	98,305

Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(26,479)	$(55,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,760	14,860
Stock-based compensation expense	55,056	53,356
Non-cash operating lease expense	5,137	3,423
Amortization of debt discount and issuance costs	2,088	2,016
Unrealized (gain) loss on foreign currency exchange	(2,703)	6,013
Accretion on short-term investments	(7,362)	(298)
Amortization of creator signing fees	980	1,189
Changes related to creator advances, creator signing fees, and allowance for credit losses	(1,340)	(2,727)
Provision for chargebacks and refunds	12,435	8,126
Other	1,161	835
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(1,352)	(2,221)
Funds receivable	(4,692)	(25,550)
Creator signing fees and creator advances	(1,108)	4,405
Prepaid expenses and other assets	(1,894)	4,734
Accounts payable, creators	(8,599)	31,358
Accounts payable, trade	822	(57)
Chargebacks and refunds reserve	(17,483)	(16,385)
Accrued compensation and benefits	5,887	725
Accrued taxes	(8,707)	(3,170)
Operating lease liabilities	(2,999)	(4,301)
Other accrued liabilities	6,410	(12,337)
Net cash provided by operating activities	19,018	8,610
Cash flows from investing activities
Purchase of short-term investments	(370,160)	(83,926)
Maturities of short-term investments	308,000	—
Purchases of property and equipment	(1,097)	(1,425)
Capitalized internal-use software development costs	(6,073)	(3,026)
Cash paid for acquisitions, net of cash acquired	—	(1,125)
Net cash used in investing activities	(69,330)	(89,502)
Cash flows from financing activities
Proceeds from exercise of stock options	1,297	3,146
Purchases under employee stock purchase plan	1,137	1,437
Taxes paid related to net share settlement of equity awards	(7,342)	(6,591)
Other	—	(71)
Net cash (used in) provided by financing activities	(4,908)	(2,079)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,246	(13,014)
Net (decrease) increase in cash, cash equivalents and restricted cash	(50,974)	(95,985)
Cash, cash equivalents and restricted cash
Beginning of period	540,174	636,159
End of period	$489,200	$540,174

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss(1)	$(937)	$4,013	$(26,479)	$(55,384)
Add:
Depreciation and amortization	3,826	3,801	13,760	14,860
Stock-based compensation	13,895	12,738	55,056	53,356
Interest income	(7,547)	(4,025)	(27,495)	(6,432)
Interest expense	2,826	2,808	11,185	11,269
Employer taxes related to employee equity transactions	140	115	972	849
Other (income) expense, net	(3,565)	(8,546)	(335)	3,679
Income tax provision (benefit)	159	167	1,991	126
Adjusted EBITDA(1)	$8,797	$11,071	$28,655	$22,323

Net revenue	$87,764	$71,539	$326,134	$260,927
Adjusted EBITDA margin	10%	15%	9%	9%

(1)Net Loss and Adjusted EBITDA includes restructuring and other costs totaling $1.1 million in the fourth quarter of 2023 and $(7.7) million benefit in the fourth quarter of 2022. Net Loss and Adjusted EBITDA includes restructuring and other costs totaling $10.1 million in fiscal 2023 and $(10.3) million benefit in fiscal 2022.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Available Liquidity is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.
Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, loss on debt extinguishment, direct and indirect acquisition related costs, employer taxes related to employee transactions and other (income) expense net, which consisted of interest income, foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.
Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss) and our other GAAP results.